UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2021

Date of Report (Date of earliest event reported)

GREENCITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39404	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Eshan Road, Floor 6, Pudong New District, Shanghai, China	200120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 21-20257919

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share	GRCYU	The Nasdaq Stock Market LLC
Ordinary Share	GRCY	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half ordinary share	GRCYW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2021, Mr. Ming Zhang resigned as Chief Executive Officer of Greencity Acquisition Corporation (the “Company”). Mr. Zhang’s resignation was for personal reasons and was not due to any disagreement with the Company. On July 28, 2021, the board of directors of the Company (the “Board”) appointed Mr. Jinlong Liu to serve as the Chief Executive Officer of the Company, effective immediately. Mr. Jinlong Liu currently serves as the Chairman of the Board.

On July 29, 2021, Mr. Lei Wang resigned as a director of the Company. Mr. Wang’s resignation was for personal reasons and was not due to any disagreement with the Company. On July 29, 2021, the Board appointed Zhijie Wang to serve as a member of the Board and a member of the audit committee and compensation committee, and as chairman of the Compensation committee of the Board, effective immediately.

Mr. Wang, age 35, has served as secretary of the board of Jiangsu China Federation Transportation Industry Group Co., Ltd. since July 2020. From April 2019 to June 2020, Mr. Wang has served as the secretary of board of directors of CAR-T (Shanghai) Biotechnology Co., Ltd. Previously, Mr. Wang was secretary of the board of directors and director of Huatai Jewelry Development (Shanghai) Co., Ltd. from October 2015 to March 2019. Prior to that, Mr. Wang was a manager of Shanghai SASAC from July 2008 to September 2015. Mr. Wang received his MBA degree from Shanghai Fudan University in 2018 and his Bachelor of Business Management degree from Shanghai Maritime University in 2008. We believe Mr. Wang is well qualified to serve on our board of directors because of his extensive experience and strong expertise in finance, investment and capital markets.

There are no family relationships between Mr. Wang and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Wang that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of July 29, 2021 by the undersigned hereunto duly authorized.

Greencity Acquisition Corporation

By:	/s/ Jinlong Liu
Jinlong Liu
Chief Executive Officer